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Exhibit 24.3

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints each of Clint L. Arnoldus and Neal K. Kanda with full power to act alone, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

        Pursuant to the requirements of the Exchange Act, this report has been signed below by the following person on behalf of the registrant in the capacity and on the date indicated.

Signature	Title	Date

/s/ B. JEANNIE HEDBERG B. Jeannie Hedberg, CPA	Director	September 4, 2003

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  Exhibit 24.3